                                                                     EXHIBIT 5.1

October 17, 2007

Accelerize New Media, Inc.
12121 Wilshire Blvd., Suite 322
Los Angeles, CA 90025

Dear Ladies and Gentlemen:

In connection with the registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), filed by Accelerize New Media, Inc., a Delaware corporation (the "Company"), in connection with 10,000,000 shares (the "Registered Shares") of its common stock, par value $.001 per share ("Common Stock"), to be offered under and issuable upon the exercise of options granted and to be granted pursuant to the provisions of the Accelerize New Media Stock Option Plan, as amended (the "Plan"), including the 3,230,000 shares being offered for resale by the Selling Stockholders (as defined in the prospectus filed as part of the Registration Statement), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5.1 to the Registration Statement.

We have acted as counsel to the Company in connection with the Registration Statement. In connection with this opinion, we have examined and relied upon originals or copies of the Company's Certificate of Incorporation, as amended, and Bylaws, corporate proceedings of the Board of Directors of the Company with respect to the authorization and issuance of the Registered Shares and such other records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

We have necessarily assumed in connection with the opinions expressed below that the terms and conditions of the agreements under which the Registered Shares will be issued, are (i) in accordance with all applicable laws and the Company's Certificate of Incorporation, as  amended, and Bylaws, and (ii) not in conflict with any contractual or other restrictions which are binding on the Company.

We have also necessarily assumed in connection with the opinions expressed below that, at the time of the issuance of the Registered Shares upon exercise of the options, the Company will have a sufficient number of authorized shares of common stock under the Company's Certificate of Incorporation, as amended, that will be unissued and not otherwise reserved for issuance.

Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. We express no opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein concerning the federal laws of the United States of America or any state securities or blue sky laws.

Relying on the foregoing, and without further inquiry on our part, we are of the opinion that the Registered Shares, when issued in accordance with the terms of the Plan and the options granted thereunder, and upon receipt of payment of the exercise price therefor in accordance with the terms of the options, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm in the prospectus filed herewith. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is intended solely for the benefit and use of the Company, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law) without our prior written consent.

Very truly yours,

/s/ SULLIVAN & WORCESTER LLP